CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-70110) pertaining to the Players International, Inc. Amended and Restated 1993 Stock Incentive Plan of our report dated May 23, 1996, with respect to the consolidated financial statements of Players International, Inc. included in the Annual Report (Form 10-
K) for the year ended March 31, 1996.


                              Ernst & Young LLP

Philadelphia, Pennsylvania
August 12, 1996